UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          July 25, 2024

CERES TACTICAL COMMODITY L.P.
(Exact name of registrant as specified in its charter)

New York	000-52602	20-2718952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
1585 Broadway, 29th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                 (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment Agreement – Opus Futures, LLC

Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into an amendment agreement dated as of July 25, 2024 (the “Amendment Agreement”) with Opus Futures, LLC, a Tennessee limited liability company (“Opus”), amending the management agreement dated as of January 9, 2023 (the “Management Agreement”), between the General Partner, the Registrant and Opus. The Amendment Agreement, effective August 1, 2024, amends Section 1(c) of the Management Agreement to permit for the adjustment of leverage applied to the assets of the Registrant allocated to Opus.

Pursuant to the Amendment Agreement, the leverage applied to the assets of the Registrant allocated to Opus (the “Allocation Amount”), either directly or indirectly through a master fund, shall be 1.0x, 1.25x or 1.50x, which may be changed from time to time by the General Partner. In no event shall the leverage applied to the Allocation Amount exceed 1.50x, unless agreed upon mutually by the General Partner, the Registrant and Opus.

The Amendment Agreement is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Opus Amendment Agreement dated July 25, 2024 by and among the Registrant, the General Partner and Opus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL COMMODITY L.P.

	By:	Ceres Managed Futures LLC, General Partner

	By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: July 29, 2024